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                                                                       Exhibit 3
                           SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                        USP REAL ESTATE INVESTMENT TRUST


         This Second Amended and Restated Declaration of Trust is made this 5th day of October, 1972, at Cedar Rapids, Iowa by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr. (such persons, together with their successors who have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter collectively called the "Trustees"). This Second Amended and Restated Declaration of Trust amends and restates the First Amended and Restated Declaration of Trust of "Equity Security Investment" made on the 1st day of September, 1970 with First Amendment made on the 29th day of October 1970, and the Declaration of Trust of "Security First Investment Trust" made the 10th day of March, 1970 by the duly elected Trustees, which Documents are hereby amended and restated in their entirety pursuant to Section 8.2 thereof and hereof to read as hereinafter provided.

         Now, therefore, the Trustees do hereby make and declare that all real estate or other property now held or hereafter acquired by them or their successors as Trustees, or acquired with funds, other assets or shares in this Trust, and all rents and other income therefrom and the proceeds thereof, shall be held by them in trust and shall be received, managed and disposed of for the benefit of the holders of shares of beneficial interest in this Trust from time to time in the manner herein provided and subject to the terms and conditions set forth in this instrument and any amendments hereto (which instrument, as amended from time to time, shall hereinafter be designated as the "Declaration of Trust").

                                    ARTICLE I

                                    The Trust

         Section 1.1. NAME OF TRUST. This Trust shall be known as "USP REAL ESTATE INVESTMENT TRUST", in which name the Trustees shall, so far as possible, conduct all business, make and execute deeds, mortgages, leases, contracts, and other instruments, acquire, mortgage, lease, convey and transfer real estate and other property, and sue and be sued in trust capacity. In the event that the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or may adopt such other name as they deem proper and the Trust may hold some or all of its properties or conduct some or all of its activities under such name or designation.

         Section 1.2. ORGANIZATION. This Declaration of Trust is executed and delivered by the Trustees in Linn County, State of Iowa, and the laws of the State of Iowa shall govern the construction, validity and effect of this Declaration of Trust and the administration of the Trust hereby created.

         Section 1.3. LOCATION. The principal office of the Trust shall be in such city, town or locality either within or without the State of Iowa as the Trustees shall from time to time determine. The Trust may have such other offices or places of business as the Trustees may from time to time determine.


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         Section 1.4. NATURE OF TRUST. The Trust shall be of the type commonly known as a common law business trust and shall not be a general partnership, limited partnership, partnership association or corporation.

         Section 1.5. PURPOSE. The purpose of the Trust shall be to engage primarily in the investment and reinvestment of its assets in real property and interests therein and to conduct the business of a "real estate investment trust" as defined in Part II, subchapter M of Chapter I of the Federal Internal Revenue Code of 1954, as now enacted and as it may hereafter be amended and comply with sections 856, 857 and 858 of such code, as amended, or such section or sections of any subsequent Internal Revenue Code as may be applicable to organizations described in Public Law No. 86-779 (which statutory provisions shall hereinafter be referred to as the "Real Estate Investment Trust Provisions"). The Trustees may, if they deem it advisable and in the best interest of the Trust, elect not to qualify the Trust under such provision of the Internal Revenue Code or, if they deem it advisable, may conduct the business of the Trust from time to time in such manner that it will not then qualify as a "real estate investment trust".

                                   ARTICLE II

                                     Shares

         Section 2.1. SHARES; TRUST CERTIFICATES; SHAREHOLDERS. The units into which the beneficial interest in the Trust will be divided shall be designated as "Shares." The certificates evidencing ownership of Shares in the Trust shall be designated as Certificates of Beneficial Interest or Share certificates, and shall be in such form as the Trustees may prescribe. The registered holders thereof shall be designated as "Shareholders." The shares shall be personal property. The shareholders shall have no legal title or interest in the property of the Trust and no right to a partition thereof or to an accounting during the continuance of the Trust. They shall have only the rights expressly provided in this Declaration.

         Section 2.2. AMOUNT AND CLASS OF SHARES. The Trust shall be divided in 20,000,000 Shares and each Share shall be of the par value of $1.00. All shares shall be of the same class and shall have equal voting, distribution, liquidation and other rights.

         Section 2.3. SALE OF SHARES. The Trustees may from time to time issue, sell by private or public offering, or exchange Shares in such number, for such sums of money, real estate, or other consideration (not less than par value) as they deem proper. Shareholders shall have no pre-emptive rights to acquire additional Shares. The Trustees shall upon the request of a Shareholder cause share certificates to be issued to evidence the ownership of Shares in the Trust.

         Section 2.4. ACQUISITION OF SHARES BY TRUST. The Trustees may, on behalf of the Trust, at any time, purchase or otherwise acquire outstanding Shares for such consideration and on such terms as they may deem proper. Shares so acquired shall not participate in distributions from the Trust so long as they belong to the Trust. Such Shares may, in the discretion of the Trustees, be cancelled and no longer be deemed to be outstanding or may be held in the treasury and be disposed of by the Trustees at such time or times, to such party or parties, and for such consideration, as the Trustees may deem appropriate.

         Section 2.5. TRANSFERABILITY OF SHARES. Shares shall be transferable in the same manner and to the same extent as a "security" under
Article 8 of the Iowa Uniform Commercial Code.  The persons in


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whose names the Shares are registered on the books of the Trust shall be deemed the absolute owners thereof, and, until a transfer is effected on the books of the Trust, the Trustees shall not be affected by any notice, actual or constructive, of any transfer.

         Section 2.6. PERCENTAGE OF OWNERSHIP. Notwithstanding the provisions of
Section 2.5 hereof, any Shareholder or proposed Shareholder shall be obligated, upon demand of the Trustees, or their agents, to furnish to the Trust such information as is necessary to determine whether any transfer or issuance of Shares on the books of the Trust will result, under the applicable Federal laws and regulations concerning attribution of ownership, in such person acquiring more than ten (10) percent of the beneficial interest in the Trust, or in five
(5) or less persons acquiring more than fifty (50) percent of the beneficial interest in the Trust. In the event that the Trustees determine from such information that such a transfer or issuance of Shares would result in such a person or persons owning such percentage of the beneficial interest, the Trustees may refuse to make any such transfer or issuance.

         Section 2.7. EFFECT OF TRANSFER OF SHARES OR DEATH, INSOLVENCY, OR INCAPACITY OF SHAREHOLDERS. Neither the transfer of Shares, nor the death, insolvency or incapacity of any Shareholder shall operate to dissolve or terminate the Trust, nor shall it entitle any transferee, legal representative or other person to a partition of the property of the Trust or to an accounting.

         Section 2.8. NONASSESSABILITY OF SHARES. When payment of the consideration for which shares are to be issued shall have been received by the Trust, such Shares shall be deemed to be fully paid and nonassessable. In the absence of actual fraud in the transaction, the judgment of the Board of Trustees as to the value of the consideration received for Shares shall be conclusive.

                                   ARTICLE III

                                  Shareholders

         Section 3.1. LIMITED LIABILITY. Shareholders shall be under no obligation to the Trust or its creditors with respect to their ownership of Shares other than the obligation to pay to the Trust the full consideration for which said Shares were issued, and the Trustees shall have no power to bind the Shareholders personally. Upon any debt, claim, demand, judgment, decree or obligation of any nature whatsoever against or incurred by the Trust, or by the Trustees, officers or other representatives or agents of the Trust in their capacities as such, whether founded upon contract, tort or otherwise, resort of the creditors shall be had solely against the funds and property of the Trust and the Shareholders shall not be personally liable therefor.

         Section 3.2. NOTICE OF LIMITED LIABILITY. In any written order, contract, note, mortgage, instrument or obligation given or executed by the Trustees or with their authority, the Trustees shall cause to be inserted a provision substantially as follows:

                  "It is understood and agreed upon by the parties hereto (1) that the USP Real Estate Investment Trust is a common law trust organized under the laws of Iowa pursuant to a Declaration of Trust dated March 10, 1970, as amended, and recorded in the office of the Recorder of Linn County, Iowa, (2) that the holders of shares of beneficial interest in the Trust


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         shall not be personally liable thereon, and (3) that the other party hereto shall look solely to the funds and property of the Trust for the payment of any claim arising hereunder."

However, no failure of the Trustees, representatives of agents of the Trust to place such notice in any document or instrument shall have the effect of rendering any Shareholder personally liable thereon.

         Section 3.3. ANNUAL MEETING OF SHAREHOLDERS. The Shareholders shall meet annually following the delivery of the certified annual report to Shareholders at such time and place as may be prescribed in the by-laws of the Trust, or as may be fixed by the Board of Trustees in accordance with the provisions thereof.

         Section 3.4. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the Shareholders may be called by the Chairman of the Board of Trustees, by a majority of the Trustees or by any officer of the Trust upon the written request of Shareholders holding together not less than twenty-five (25) percent of the outstanding Shares which would be entitled to vote at such special meeting. The call and notice of a special meeting shall state the nature of the business to be transacted thereat, together with the time, date and place of said meeting. If the special meeting is called upon the written request of Shareholders, such request of the Shareholders shall also state the specific purpose of such call and no other business shall be considered.

         Section 3.5. QUORUM OF SHAREHOLDERS. One-third (1/3) of the outstanding Shares, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. If a quorum is present, the affirmative vote of the majority of Shares represented at the meeting shall be the act of the Shareholders, unless the vote of a greater number of Shares is required by this Declaration of Trust.

         Section 3.6. ANNUAL REPORT. Within one hundred twenty (120) days after the close of the Trust's fiscal year, the Trustees shall cause an annual report to be prepared and distributed to each Shareholder and to each Trustee, to the Commissioner of Insurance of the State of Iowa and to the Blue Sky or securities law administrator of such other States as the Trustees or officers of the Trust may deem advisable. Such annual report shall contain a statement of the activities of the Trust during the fiscal year as well as a balance sheet, statement of income and surplus of the Trust, together with an opinion by an independent certified public accountant based on an examination of the books and records of the Trust not materially limited in scope, and made in accordance with generally accepted auditing procedures applied on a consistent basis. The copies delivered to the Trustees and administrators shall be manually signed.

         Section 3.7. PERIODIC REPORTS. No less often than quarterly (except at the time of the annual report), the Trustees shall furnish to the Shareholders, to the Commissioner of Insurance of the State of Iowa, and to the Blue Sky or securities law administrator of such other States as the Trustees or officers of the Trust may deem advisable, unaudited reports containing a current balance sheet and other pertinent information regarding the Trust and its activities for the respective period. Such reports shall be distributed within sixty (60) days after the end of the period covered by the report.

         Section 3.8. REPORTS ON DISTRIBUTIONS. Distributions to Shareholders shall be accompanied to the extent possible by a statement in writing advising Shareholders of the extent to which the distribution represents ordinary income, a capital gains distribution or a return of capital. In the event of doubt as to the taxable status of a distribution at the time it is made, the taxable nature of the funds so distributed shall


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be reported to Shareholders no later than sixty (60) days after the close of the fiscal year in which the distribution was made.

         Section 3.9. INSPECTION OF RECORDS. The records of the Trust shall be subject to inspection at reasonable times by the Commissioner of Insurance of the State of Iowa and by the Shareholders to the same extent as it permitted to shareholders of a corporation under the Iowa Business Corporation Act.

         Section 3.10. INDEMNIFICATION OF SHAREHOLDERS. Upon reasonable written notice to the Trust and upon unequivocal cooperation by a Shareholder with the Trust, the Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities (other than those caused by the negligence or misconduct of the Shareholder), whether they proceed to judgment, or are settled, or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder of the Trust. The Trust shall further furnish legal counsel and shall reimburse a Shareholder for reasonable expenses incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 3.10 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in an appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of the Shares or any other securities of the Trust.

         Section 3.11. INSURANCE. In order to protect the Trust assets, the Trustees shall at all times maintain or cause to be carried adequate insurance, as determined by their sound business judgment, against all customary types of liabilities and hazards.

         Section 3.12. INFORMAL ACTION BY SHAREHOLDERS. Any action required by this Declaration of Trust to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote and may be stated as such in any document filed pursuant hereto.

         Section 3.13. DIVIDENDS OR DISTRIBUTIONS. The Trustees may from time to time declare and pay to the Shareholders, in proportion to their respective ownership of Shares, out of the earnings, profits or surplus (including paid-in capital), or assets in the hands of the Trustees, such dividends or other distributions as they see fit. The declaration and payment of such dividends or other distributions and the determination of earnings, profits, surplus (including paid-in capital) available for dividends and other purposes shall lie wholly in the discretion of the Trustees and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion.


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                                   ARTICLE IV

                                    Trustees

         Section 4.1. BOARD OF TRUSTEES. The Board of Trustees shall consist of not less than three (3) nor more than nine (9) Trustees, as may from time to time be established in the by-laws. A majority of the Trustees shall not be affiliated with any person performing investment advisory services (pursuant to Section 5.6(t) hereof) or acquisition services for the Trust or any organization affiliated with any person performing investment advisory services for the Trust. "Affiliated," for purposes of this Section 4.1 and Section 6.3(j) and 6.4 hereof, shall mean as to any corporation or partnership, any person who holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such corporation or partnership, or is an officer, director, employee, partner or trustee of such corporation or partnership or of any person which controls, is controlled by or under common control with, such corporation, partnership or trust. If at any time by reason of the death or resignation of a Trustee, a majority of the Trustees are affiliated with any person performing investment advisory or acquisition services for the Trust or any organization affiliated therewith, then within 60 days after such vacancy occurs, the Trustee or Trustees then in office shall appoint pursuant to Section 4.6 hereof a sufficient number of other persons as Trustees so that there is again a majority of the Trustees who are not so affiliated.

         The original Board of Trustees shall consist of three (3) members and shall be those Trustees executing this Declaration of Trust. Hereafter, the Trustees shall be those duly elected or appointed as provided in this Declaration of Trust. The term "Trustees" shall apply to the Trustees collectively in their fiduciary capacity and shall not apply to them severally or as individuals.

         Section 4.2. QUALIFICATIONS. The Trustees shall be individuals of full age, residing within or without the State of Iowa, and shall be required to have signed this Declaration of Trust, or have agreed in writing to be bound in all respects by said Declaration before assuming office. Ownership of Shares shall not be a qualification for election or appointment as a Trustee. The Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

         Section 4.3.  TERM OF OFFICE; ELECTION OF TRUSTEES.  The
Trustees executing this Declaration of Trust shall hold office until the annual meeting of the Shareholders in 1973 at which time the Trustees shall be elected by the Shareholders for annual terms. The Shares shall not vote cumulatively in the election of Trustees. Each Trustee shall hold office until the next annual meeting of Shareholders or until his successor shall have been elected and qualified. There shall be no limitation upon the terms to which any Trustee may succeed himself.

         Section 4.4. RESIGNATIONS. A Trustee may resign at any time by giving notice in writing to the Trustees at the principal office of the Trust. Such resignation shall take effect on the date it is received or at such later date as is specified. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         Section 4.5. REMOVAL. A Trustee may be removed, with or without cause, by the vote or written consent of the holders of a majority of the outstanding Shares, and a Trustee may be removed for cause by the vote of a majority of the Trustees.


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         Section 4.6. VACANCIES. The resignation, incompetency, death or removal of any or all of the Trustees shall not affect the validity of the Trust or cause its termination. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Such Trustee or Trustees may fill the resulting vacancies by appointment of a successor Trustee or Trustees who shall serve as Trustee until the next annual meeting of the Shareholders. The determination of a vacancy among the Trustees by reason of resignation, incompetency or death, or for any other reason, when made by a majority of the remaining Trustees and stated in the instrument filling such vacancy, shall be final and conclusive for all purposes. If at any time, by reason of resignations, incompetencies or deaths, there shall be no remaining Trustees, a meeting of the Shareholders shall be forthwith called for the election of successor Trustees. Any Shareholder or Shareholders owning of record an aggregate of ten (10) percent of the issued and outstanding Shares shall be entitled to call such meeting and to nominate candidates for election as successor Trustees at any such election.

         Section 4.7. SUCCESSOR TRUSTEES. Successor Trustees shall have the same powers as the original Trustees under this Declaration of Trust. Title to all forms of property held by the Trustees or any of them on behalf of the Trust or in the name of a nominee in behalf of the Trust shall be vested in successor Trustees upon their election or appointment without any further action. A certificate signed by a majority of the Trustees as to who are or were Trustees at any time shall be conclusive and binding for all purposes.

         Section 4.8. MEETINGS OF TRUSTEES. Meetings of the Board of Trustees, regular or special, may be held either within or without the State of Iowa and shall be held upon such notice as the by-laws may prescribe. Attendance of a Trustee at any meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Trustees needs be specified in the notice or waiver of notice of such meeting. The Trustees (or the members of any board or committee appointed by the Trustees in accordance with Section 5.4 hereof) may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting. The minutes of any Trustees' meeting held by telephone or similar communications equipment shall be prepared in the same manner as a meeting of the Trustees held in person.

         Section 4.9. COMPENSATION. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time subject to the limitations of Section 5.2 hereof.

         Section 4.10. OFFICERS AND AGENTS. The officers of the Trust shall consist of a Chairman, Vice Chairman, Secretary and Treasurer, each of whom shall be elected by the Board of Trustees at such time and in such manner as may be prescribed by the by-laws. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board or chosen in such other manner as may be prescribed by the by-laws. Any act of the Trustees purporting to be done in their capacity as such, or by agents or representatives of the Trustees under authority from the Trustees shall, as to other persons dealing with such Trustees, agents or representatives, be conclusively deemed to be


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within the purposes of the Trust and within the powers of the Trustees. Any two or more offices may be held by the same person; only the Chairman and Vice Chairman shall be required to be Trustees.

         Section 4.11. EXCULPATION AND LIMITATION ON LIABILITIES. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any other person for any act or omission except for his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty or his not having acted in good faith in the reasonable belief that his action was in the best interests of the Trust.

         The Trustees, officers, employees and agents of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other action for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. Except to the extent hereinabove provided in this Section 4.11, no Trustee, officer, employee or agent of the Trust shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the funds and properties of the Trust for the payment or performance thereof.

         Section 4.12. INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trust shall indemnify each of its Trustees, officers, employees and agents (including any person who serves at its request as director, officer, partner, Trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being of having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right in which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the funds and properties of the Trust, and no Shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 4.12, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

         Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 6.4 hereof shall not, for the


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purposes of this Trust, constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

         Section 4.13. APPARENT AUTHORITY. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

         Section 4.14. QUORUM OF TRUSTEES. A majority of the number of Trustees fixed by the by-laws shall constitute a quorum for the transaction of business unless a greater number is required by the by-laws. The act of the majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees, unless the act of a greater number is required by this Declaration of Trust or the by-laws.

         Section 4.15. INFORMAL ACTION BY TRUSTEES. Any action required by this Declaration of Trust to be taken at a meeting of the Board of Trustees, or any other action which may be taken at a meeting of the Board of Trustees, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Trustees; any such consent signed by all the Trustees shall have the same effect as a unanimous vote.

         Section 4.16. ADMINISTRATIVE POWER OF TRUSTEES. The Trustees shall have power to pay the expenses of organization and administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the plan for the formation of the Trust, the acquisition of properties thereunder and the issuance of Shares thereunder.

         Section 4.17. RELIANCE OF TRUSTEES. A Trustee shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Trust by any of its officers or agents, or by an independent certified public accountant, or by an appraiser selected by the Trustees in accordance with Section 6.2 hereof, or in relying in good faith upon other records of the Trust.

                                    ARTICLE V

                       Powers and Limitations of the Trust

         Section 5.1. TITLE AND DISPOSITION OF PROPERTY. The Trustees shall hold the legal title to all property belonging to the Trust in the name of the Trust, or in the name of one or more of the Trustees, as Trustees for the Trust, or in the name of one or more nominees for the Trust provided that each such nominee shall execute an instrument in recordable form recognizing the interest of the Trust in the property so held. The Trustees shall have absolute and exclusive control, management, and disposition over the property of the Trust, and absolute and exclusive control over the management and conduct of the business affairs of the Trust, free from any power or control on the part of the Shareholders, in the same manner as if they were the absolute owners thereof, subject only to the express limitations in this Declaration of Trust. Any deed, mortgage, lease, or other written instrument of conveyance executed by


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an officer of the Trust in accordance with the by-laws or authorization of the
Board shall be valid and binding upon the Trustees and upon the Trust.

         Section 5.2. LIMITATION ON OPERATING EXPENSES. "Net assets" shall mean total invested assets at cost before deducting depreciation reserves, less total liabilities, calculated at least quarterly on a basis consistently applied.

         There shall be a reasonable limitation on selling and promotional expenses, based on requirements of local law. Selling and promotional expenses shall not be included in the annual expense limitation, and shall include printing costs for the prospectus and other advertising material, initial issue securities sales commissions, legal costs and filing fees related to registration of the securities.

         "Operating Expenses" shall include the aggregate annual expenses of every character, exclusive of interest, taxes, maintenance and upkeep of trust assets, payments to independent contractors, compensation to investment adviser, reasonable sales commissions in the disposition of properties, legal and appraisal fees relating to acquisition of real estate, and title insurance or abstract expenses, shall not exceed $5,000 or 1% of the average net assets of the trust calculated on a semi-annual or more frequent basis, consistently applied, whichever is greater. In the event the Trust has no investment advisor, or if the compensation of the advisor is 1/2 of 1% or less than 1/2 of 1%, the expenses, including such compensation to the advisor, if any, may not exceed 1-1/2% annually. The maximum amount of such expenses shall be stated in the prospectus.

         The aggregate borrowings of the Trust, secured and unsecured, shall not be unreasonable in relation to the net assets of the Trust, as defined in this section, and the maximum amount of such borrowings in relation to the net assets shall be stated in the prospectus. This type of borrowing is commonly called leverage.

         Any investment advisor appointed pursuant to Section 5.6(t) hereof by the Trustees shall reimburse the Trust at least annually for any amount by which the Trust's operating expenses paid or incurred for such year exceed the limitations herein provided for aggregate annual operating expenses.

         Section 5.3. INDEPENDENT CONTRACTORS. The Trustees may enter into contracts with one or more independent contractors providing for the management or operation of, or the furnishing of services to, the properties owned by the Trust. "Independent contractor," for the purposes hereof, shall mean an "independent contractor" as defined in Section 856(d)(3) of the Internal Revenue Code which furnishes or renders services to tenants of or manages or operates real property owned by the Trust.

         Section 5.4. BOARDS AND COMMITTEES. The Trustees may appoint such boards and committees, including advisory boards, of persons who are not Trustees, as the Trustees may from time to time determine by resolution or pursuant to the by-laws. Such a board or committee shall, however, have no power of authority to make any contract, incur any liability of any nature whatsoever, or take any action binding upon the Shareholders or the Trustees. Remuneration, if any, for the services of such a board or committee shall be provided only by the express resolution of the Trustees and within the expense limitation as outlined herein, and members of such a board or committee shall serve at the discretion of the Trustees.

         Section 5.5. INVESTMENT ADVISOR. Any investment advisory contract entered into by the Trust prior to December 31, 1972 shall be for a period not longer than two years, and any such contract entered into thereafter shall be for a period not longer than one year. Any such investment advisory contract shall provide that it may be terminated at any time without penalty, by the Trustees or a majority of the holders of outstanding Shares, upon not less than 60 days' written notice to the investment advisor. The total compensation of the investment advisor shall not exceed 1/2 of 1% annually, of the net assets of the trust managed. In the case of real property it shall be calculated on the basis of cost less depreciation or, in the judgment of the Trustees, fair market value of the net assets of the Trust, whichever is less.

         Section 5.6. GENERAL POWERS OF THE TRUST. The Trustees shall have all of the powers necessary, convenient or appropriate to effectuate the purpose of the Trust and may take any action which they deem necessary or desirable and proper to carry out such purposes not inconsistent with this Declaration of Trust. Any determination of the purposes of the Trust and any construction of the provisions of this Declaration of Trust made by the Trustees in good faith shall be conclusive for all purposes. In construing the provisions of this Declaration of Trust the presumption shall be in favor of the grant of powers to the Trustees.

         Without limiting the generality of the powers of the Trustees conferred in this Section 5.6 or elsewhere in this Declaration of Trust or otherwise conferred by law, the powers of the Trustees, except where specifically limited elsewhere in this Declaration of Trust, shall include the following:

         (a) To purchase, acquire through the issuance of Shares, obligations of the Trust or otherwise, and to mortgage, sell for cash or notes or on conditional sales contract, acquire on lease, hold, manage, lease to others (without limitation as to the term of such lease, which may extend beyond the termination of the Trust), option, exchange for real or personal property, release and partition real estate of every nature, including freehold, leasehold, mortgage, ground rent and other interests therein, and to erect, improve, construct, alter, repair, demolish or otherwise change buildings and structures of every nature.

         (b) To purchase, acquire through the issuance of Shares, obligations of the Trust or otherwise, option, sell and exchange stocks, bonds, notes, certificates of indebtedness and securities of every nature.

         (c) To purchase, acquire through the issuance of shares of the Trust, obligations of the Trust, or otherwise, mortgage, sell, acquire or lease, hold, manage, improve, lease to others, option and exchange personal property and real property of every nature.

         (d) To lend money on behalf of the Trust, but not to individuals unless secured by a real estate mortgage, and to invest and reinvest the funds of the Trust.

         (e) To make contracts and incur liabilities; to borrow money for the purposes of the Trust and to give notes and other negotiable or non-negotiable instruments of the Trust therefor, provided that upon and after giving effect to any proposed borrowing the amount of outstanding indebtedness of the Trust for money borrowed from others would not exceed 400% of the net assets of the Trust (determined in accordance with Section 5.2 hereof); to enter into other obligations on behalf of and for the purposes of the Trust; and to mortgage or pledge or cause to be mortgaged or pledged real and personal property of the Trust to secure such notes or other obligations; and to subordinate the interests of the Trust in real and personal property, or interests therein to such other persons and on such conditions as is deemed desirable.

         (f) To create reserve funds for such purposes as the Trustees deem advisable.

         (g) To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest.

         (h) To pay taxes and assessments imposed upon or chargeable against the Trust or the Trustees by virtue of or arising out of the existence, property, business or activities of the Trust.

         (i) To issue, sell or exchange Shares or any other type of security of the Trust (such as bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise) as in this Declaration of Trust provides without the vote of or other action by, the Shareholders.

         (j) To adopt and from time to time amend by-laws for the administration and regulation of the affairs of the Trust which may include, but shall not be limited to, provisions relating to the time, place and notice of meetings of the Trustees and of the Shareholders; record dates, designation, appointment and compensation of representatives and agents and their number, duties and qualifications, the form of Trust Certificates, and the condition for replacing lost, mutilated or stolen Trust Certificates, and the procedure for amendment of the by-laws.

         (k) To exercise with respect to property of the Trust, all options, privileges and rights, whether to vote, assent, subscribe or convert, or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement.

         (l) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease, or similar proceedings of any corporation, partnership, or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

         (m) To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered and appropriate in the absence of this provision.

         (n) To determine conclusively the value from time to time and to revalue the real estate, securities and other property of the Trust, in accordance with such appraisals or other information as they deem satisfactory, and in accordance with methods of valuation consistently applied.

         (o) To sue and be sued, complain and defend, in the name of the Trust.

         (p) To compromise or settle claims, questions, disputes and controversies by, against, or affecting the Trust.

         (q) To adopt a fiscal year for the Trust and to amend or change such fiscal year.

         (r) To adopt a common seal, which may be altered at pleasure, but such seal may or may not be affixed to instruments executed by the Trustees or officers or representatives or agents of the Trust, and the absence of such seal shall in no way affect the validity of such instrument.

         (s) To solicit proxies of the Shareholders.

         (t) To appoint an investment advisor and enter into an investment advisory contract meeting the provisions of Section 5.5 hereof.

         (u) To deal with the Trust property in every way that it would be lawful for an individual to deal with the same, whether similar to or different from the ways above specified.

         (v) To elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or in the by-laws; to engage or employ any persons (including, subject to the provisions of Section 6.4, any Trustee, officer or agent and any person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such person may be so engaged or employed; and, subject to Section 5.1, to delegate any of the powers and duties of the Trustees (other than the approval of investments in real property or interests therein) to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other persons.

         In the exercise of their powers, the Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine, and without liability for loss, even though such investments shall be of a character or in an amount not considered proper for the investment of trust funds or which do not or may not produce income.

                                   ARTICLE VI

                                Investment Policy

         Section 6.1. INVESTMENT GENERALLY. The policy of the Trust will be to invest principally in real property and mortgages thereon to the maximum extent permitted to a real estate investment trust under the Internal Revenue Code, as now enacted or as it may hereafter be amended. No arbitrary percentage of capital need to earmarked by the Trust for particular categories of investment nor locations of investments. The Trustees shall use their best efforts to obtain through any person a continuing and suitable investment program consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting the investment opportunities so presented. So long as there is such an investment program so presented, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust.

         Section 6.2. ACQUISITION OF INVESTMENTS; APPRAISALS. The consideration paid for investments by the Trust shall generally be based upon the fair market value thereof as determined by an appraisal, except that an appraisal shall not be required with respect to (a) the acquisition of any mortgage,
(b) the acquisition of any full or participating interest in real property in connection with any investment, purchase or acquisition of the full or any participating interest in securities which are secured by mortgages or (c) any acquisition of any interest in real property acquired by the Trust as a result of or in connection with the foreclosure of any mortgage or conveyed to the Trust in full or partial satisfaction of indebtedness to the Trust, or
(d) if there is a record of uninterrupted payment of principal and interest for the preceding five (5) years on any encumbrance which may exist on the property and the earnings of the property, before depreciation, during the preceding five (5) years are such that when capitalized annually at an 8% rate the capitalized figure approximates the purchase price paid or to be paid for the property. For the purpose of the foregoing, such fair market value as determined by an appraisal shall be as determined by any person which makes appraisals in connection with its lending or servicing activities or by a disinterested person having no economic interest in the real property, provided any such person is, in the sole judgment of the Trustees, properly qualified to make such a determination. The Trustees may in good faith rely on a previous appraisal made on behalf of other persons provided it meets the aforesaid standards and was made in connection with an investment in which the Trust acquires an entire or participating interest or which was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the real property.

         Section 6.3. PROHIBITED INVESTMENTS. The Trust shall be prohibited from making the following investments or engaging in the following activities:

         (a) Investing in any indebtedness secured by a deed of trust or a mortgage on non-income producing property.

         (b) Investing more than 10% of its total assets in unimproved real property or mortgages on unimproved real property, excluding property which is being developed or will be developed within a reasonable period.

         (c) Investing in any indebtedness secured by a deed of trust or a mortgage which is other than a first encumbrance excluding so-called "wrap-around" type junior mortgages.

         (d) Investing in any real property which is subject to a mortgage or trust deed or other encumbrance to other than a bank, insurance company, pension fund or other institutional lender, or corporation engaged in the business of mortgage investments, except in the case of a purchase money mortgage.

         (e) Engaging in any short sale, or borrowing on an unsecured basis, if such borrowing will result in an asset coverage of less than three hundred percent, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this

         Section, means the ratio which the value of the total assets of the issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         (f) Engaging in any material trading activities with respect to its properties as compared with investment activities therein.

         (g) Issuing redeemable equity securities (as defined in Section 2(a)(31) of the Investment Company Act of 1940, as amended) or equity securities of more than one class (other than debt securities convertible into Shares).

         (h) Issuing debt securities to the public unless the historical "cash flow" of the Trust (that is, the net income of the Trust, plus depreciation, less mortgage amortization), or the substantiated future cash flow of the Trust as determined by the Board of Trustees, excluding extraordinary items, is sufficient to cover the interest to be due and payable from time to time on the debt securities.

         (i) Investing in commodities.

         (j) Issuing options or warrants to purchase its Shares to any investment advisor of the Trust appointed pursuant to Section 5.6(t) hereof or any person affiliated with such advisor, or to any other persons, at exercise prices less than the fair market value of the Shares on the date of grant as determined by the Trustees.

         (k) Investing in contracts for sale of real estate.

         (l) Holding property primarily for sale to customers in the ordinary course of the trade or business of the Trust, but this prohibition shall not be construed to deprive the Trust of the power to sell any property which it owns at any time.

         (m) Engaging in the business of underwriting or agency distribution of securities issued by others, but this prohibition shall not prevent the Trustees from selling participations in mortgage loans or interests in real property.

         (n) Holding securities in any company holding investments or engaging in activities prohibited by this Section.

         Section 6.4. RELATIONSHIPS WITH AFFILIATED PERSONS. No Trustee, officer or investment advisor of the Trust appointed pursuant to Section 5.6(t) hereof, or any person affiliated with any of such persons (herein collectively called an "affiliated person"), shall sell any property or assets to the Trust or purchase any property or assets from the Trust, directly or indirectly, nor shall any affiliated person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders of the Trust and that relate to:

                  (a) The acquisition of property or assets within ninety (90) days after the effective date of the Trust's first Registration Statement filed with the Securities and Exchange Commission, Washington, D.C. under the Securities Act of 1933, as amended, provided such acquisition(s) are disclosed in the Trust's prospectus included therein;

                  (b) The acquisition by the Trust of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages;

                  (c) The acquisition of other mortgages on terms not less favorable to the Trust than similar transactions involving unaffiliated parties; or

                  (d) The acquisition by the Trust at any time and from time to time of property or assets at prices not exceeding the fair market value thereof as determined by an appraisal in accordance with Section
         6.2 hereof.

         All transactions in which any affiliated persons have any direct or indirect interest shall be approved, after full disclosure of such affiliation, by a majority of the Trustees, including a majority of the Trustees who are not affiliated with any person (other than the Trust) that is a party to the transaction. In the event that an affiliated person receiving a commission or other remuneration in connection with any such transaction is an investment advisor to the Trust appointed pursuant to
Section 5.6(t) hereof, or is otherwise compensated by the Trust for services where such payment constitute operating expenses of the Trust as defined in
Section 5.2 hereof, then all commissions of other remuneration received by any such affiliated person in connection with any such transactions shall be deducted from any investment advisory or service fee otherwise payable to such person by the Trust.

         Any Trustee or officer, employee or agent of the Trust, may acquire, own, hold and dispose of Shares of the Trust, for his individual account, and may exercise all rights of a holder of such Shares to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent. Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may be similar to those of the Trust and include the acquisition, holding, management, operation or disposition, for his own account or for the account of such person, of interests in real property or in persons engaged in the real estate business, and each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. None of the activities referred to in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust.

                                   ARTICLE VII

                        Duration and Termination of Trust

         Section 7.1. DURATION OF TRUST. The Trust shall, unless sooner terminated as provided hereinafter in this Article VII, have perpetual succession and existence until such time as all of its assets have been liquidated and distributed to the Shareholders.

         In the event that it shall be finally determined by a court of competent jurisdiction in any state in which the Trust shall own property that the holding of such property is or shall be in contravention of a law, whether statutory or otherwise, similar to the common law "rule against perpetuities," then with respect to property affected thereby, unless this Trust shall be earlier terminated, it shall continue only until the expiration of 20 years after the death of the last survivor of the Trustees executing this Declaration of Trust and the following named persons:


Brigid K. Barry                           Richard Bogart                        Ray Fluharty
Marion, Iowa                              Cedar Rapids, Iowa                    Cedar Rapids, Iowa

Erin E. Barry                             Carrie T. Cooperstock                 Jamie J. Jensen
Marion, Iowa                              Cedar Rapids, Iowa                    Cedar Rapids, Iowa

Leo C. Barry                              Willard Cooperstock                   Jim J. Jensen
Marion, Iowa                              Cedar Rapids, Iowa                    Cedar Rapids, Iowa

Patricia Barry                            Matthew R. Fluharty                   Ronald L. Jensen
Marion, Iowa                              Cedar Rapids, Iowa                    Cedar Rapids, Iowa

Elizabeth R. Bogart                       Sheryl Kay Proctor
Cedar Rapids, Iowa                        Cedar Rapids, Iowa

         Section 7.2. TERMINATION OF TRUST. The Trust may be terminated at any time by the two-thirds vote of the outstanding Shares.

         Section 7.3. DISPOSITION OF ASSETS. In connection with any termination of the Trust, the Trustees, upon receipt of such releases or indemnity as they deem necessary for their protection, may

         (a) Sell and convert into cash the property of the Trust and distribute the net proceeds among the Shareholders ratably; or

         (b) Convey the property of the Trust to one or more persons, entities, trusts, or corporations for consideration consisting in whole or in part of cash, shares of stock, or other property of any kind, and distribute the net proceeds among the Shareholders ratably, at valuations fixed by the Trustees, in cash or in kind, or partly in cash and partly in kind.

         Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, which instrument shall also be recorded in the Office of the Recorder of Linn County, Iowa. A copy of such instrument shall also be sent to each Shareholder and each State Administrator. The Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title, and interest of all Shareholders shall cease and be cancelled and discharged.

                                  ARTICLE VIII

                             Amendments to the Trust

         Section 8.1 WHEN NO SHARES ARE OUTSTANDING. At any time when no Shares are outstanding, the Trustees may amend any provisions of this Declaration of Trust. A certificate signed by a majority of the Trustees, setting forth such amendment and reciting that it was duly adopted by the Trustees, shall be lodged among the records of the Trust and shall be conclusive evidence of such amendment.

         Section 8.2. WHEN SHARES ARE OUTSTANDING. At any time when Shares are outstanding, the Trustees may amend the Declaration of Trust in any particular (except with respect to the limitations provided in Section 8.3 hereof) with the approval of the owners of two-thirds of all Shares.

         Section 8.3. LIMITATIONS UPON AMENDMENTS. In the following specific respects, the Trust may be amended only upon the unanimous consent of the owners of all outstanding Shares:

         (a) Provisions relating to the non-assessability of Shareholders.

         (b) Provisions negating liability of Shareholders or Trustees for Trust obligations.

         Section 8.4. CHANGE OF FORM OF TRUST. The Trustees may at any time with the approval of two-thirds of all the outstanding shares cause a corporation or other entity to be organized if, in the opinion of the Trustees and counsel for the Trust, such new corporation or other entity and its shareholders would then enjoy Federal income tax treatment substantially equivalent to that granted a qualified real estate investment trust and the holders of shares of beneficial interest therein. Upon the organization of such a corporation or other entity, (i) the assets of the Trust may then be transferred to it in exchange for its shares or other securities, (ii) such shares or other securities may then be distributed to the Shareholders of the Trust, and (iii) the Trust may then be terminated. This provision shall be in addition to the provision of Section 7.2 hereof relating to termination.

         Section 8.5. AMENDMENT BY TRUSTEES IN CERTAIN CIRCUMSTANCES. The Trustees by a two thirds vote may at any time amend this Declaration of Trust without the assent of the Shareholders (a) to the extent that the Trustees deem it necessary to bring this Declaration of Trust into conformity with the applicable requirements of the Internal Revenue Code and any interpretations of the statutory provisions of regulations made by the Internal Revenue Service or any court, (b) in connection with any sale of shares in any jurisdiction to include any limitations or restrictions on the investment policies or operations of the Trust as may be required by the laws, rules or regulations of such jurisdiction, or (c) to the extent that the Trustees deem it necessary to bring this Declaration of Trust into conformity with the law of

Iowa or any other jurisdiction in which the Trust owns property or has other substantial contacts regarding the exemption from personal liability of holders of beneficial interest and trustees of a business trust and the non-assessability of the shares thereof.

         Section 8.6. CERTIFICATE OF AMENDMENT. In the event of amendment to the Declaration of Trust as provided in this Articles VIII, a certificate signed by the Secretary of the Trust setting forth the amendment and reciting that it was duly adopted by the Trustees and approved (if necessary) by the Shareholders shall be lodged among the records of the Trust and shall be conclusive evidence of such amendment.

                                   ARTICLE IX

                            Miscellaneous Provisions

         Section 9.1. RECORDING . The Declaration of Trust shall be filed for record in the office of the recorder in every other county or comparable office where real estate owned by the Trust is located; provided, however, that provision is made in such county for such recording and further provided that this Declaration of Trust is accepted by such recorder for recording. Any amendments adopted to the Declaration of Trust in accordance with Article VIII hereof, or otherwise, shall also be filed for record in the Office of the Recorder of Linn County, Iowa.

         Section 9.2. MINIMUM CAPITAL. The Trust shall have a net capital of not less than $100,000 as represented by outstanding Shares before beginning operations.

         Section 9.3. SAVINGS CLAUSE. The provisions of this Declaration of Trust giving the Shareholders the right to elect and remove Trustees and the right to amend and terminate this Declaration of Trust shall be subject (a) to the requirements of the real estate investment trust provisions of the Internal Revenue Code of 1954, as amended, and the rules and regulations promulgated thereunder, and (b) to the statutes and common law of the State of Iowa or any other jurisdiction where the Trust owns property or has other contacts with respect to business trusts. If any provision in the Declaration of Trust granting such a right to Shareholders shall conflict with the requirements of such provisions of the Internal Revenue Code of 1954 or the law of Iowa or such other jurisdiction regarding business trusts, such Trust provision shall be deemed to be null and void without force and effect. In the event that the provisions relating to the election of Trustees by the Shareholders shall be deemed to be without force and effect, the Trustees in office shall be deemed to be the qualified and acting Trustees until such time as a successor Trustee (or Trustees) has been named by the Board of Trustees and has qualified. On or before the next meeting of the Shareholders, after the Trustees shall have notified the Shareholders that any or all of the aforementioned Shareholders' rights create such a conflict and therefore shall be deemed to be without force and effect, there shall be submitted to the Shareholders for their approval or disapproval, by a majority of those voting, the question as to whether such Shareholder right or rights shall be reinstated.

         Section 9.4. SEVERABILITY CLAUSE. Whenever possible each provision of this Declaration of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Declaration of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Declaration of Trust.

         Section 9.5. HEADINGS FOR REFERENCE ONLY. Headings preceding the text, articles and sections hereof have been inserted solely for convenience and reference and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

         Section 9.6. COUNTERPARTS. This Declaration of Trust may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instruments, which shall be sufficiently evidenced by any such original counterpart.

         IN WITNESS WHEREOF, the undersigned individuals have caused this Amended and Restated Declaration of Trust to be executed and acknowledged as Trustees of the Trust herein made and declared all as of the day and year first above written.

                                           USP REAL ESTATE INVESTMENT TRUST


                                           /s/ John F. Hodson
                                           -------------------------------------
                                           John F. Hodson, Trustee


                                           /s/ Dale C. Tintsman
                                           -------------------------------------
                                           Dale C. Tinstman, Trustee


                                           /s/ John H. Chapman, Jr.
                                           -------------------------------------
                                           John H. Chapman, Jr., Trustee

                                 ACKNOWELDGMENT



STATE OF IOWA            )
                         ) SS.
COUNTY OF LINN           )

         I, Harvey L. Clark, a notary public, do hereby certify that on the 5th day of October, 1972, John F. Hodson, Dale C. Tinstman, and John H. Chapman, Jr. personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing Second Amended and Restated Declaration of Trust as their free and voluntary act for the uses and purposes therein set forth.


                                                /s/ Harvey L. Clark
                                                ---------------------------
                                                         Notary Public
SEAL

                               FIRST AMENDMENT TO
                SECOND AMENDED AND RESTATED DECLARATION OF TRUST


         This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED DECLARATION OF TRUST is made this 18th day of December, 1972, by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr., being all the Trustees of USP Real Estate Investment Trust.

                              W I T N E S S E T H:

         WHEREAS, the Second Amended and Restated Declaration of Trust was executed by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr. on October 5, 1972 pursuant to shareholder approval;

         WHEREAS, Article VIII of the Second Amended and Restated Declaration of Trust provides that an amendment to the Declaration of Trust may be made by the Trustees with the approval of the owners of two-thirds of all the shares outstanding;

         WHEREAS, the Trustees have secured the required approval to amend the Second Amended and Restated Declaration of Trust in the manner provided herein.

         NOW THEREFORE, the Trustees do hereby amend the Second Amended and Restated Declaration of Trust as follows:

                  Section 5.2 of the Second Amended and Restated Declaration of Trust is hereby amended in its entirety to provide as follows:

                           Section 5.2. LIMITATION ON OPERATING EXPENSES. There
                  shall be a reasonable limitation on selling and promotional expenses, based on requirements of local law. Selling and promotional expenses shall not be included in the annual expense limitation, and shall include printing costs for the prospectus and other advertising material, initial issue securities sales commissions, legal costs and filing fees related to registration of the securities.

                           The aggregate annual expenses of every character paid
                  or incurred by the Trust, excluding interest, taxes, expenses in connection with the issuance of securities, stockholder relations and acquisition, operation, maintenance, protection and disposition of Trust properties, but including management and advisory fees and mortgage servicing fees, and all other expenses, shall not exceed:

                                    (a)      1 1/2% of the average net assets of
                           the Trust, net assets being defined as total invested assets at cost less total liabilities excluding depreciation reserves, calculated at least quarterly on a basis consistently applied, or

                                    (b)      25% of the net income of the Trust,
                           excluding realized capital gains before deducting advisory and servicing fees and expenses, whichever is greater, calculated at least quarterly on a basis consistently applied, but in no event shall aggregate annual expenses exceed 1-1/2% of the total invested assets of the Trust.

                           The investment advisor shall reimburse the Trust at
                  least annually for the amount by which aggregate annual expenses paid or incurred by the Trust exceed the amounts herein provided.

                           The aggregate borrowings of the Trust, secured and
                  unsecured, shall not be unreasonable in relation to the net assets of the Trust, as defined herein, and the maximum amount of such borrowing shall be stated in the prospectus and Declaration of Trust (see Section 5.6). This type of borrowing is commonly called leverage.

         IN WITNESS WHEREOF, the Trustees have caused this First Amendment to the Second Amended and Restated Declaration of Trust to be executed and acknowledged all on the day and year first above written.

                                        USP REAL ESTATE INVESTMENT TRUST


                                                 /s/ John F. Hodson
                                        ---------------------------------------
                                        John F. Hodson, Trustee


                                                 /s/ Dale C. Tinstman
                                        ---------------------------------------
                                        Dale C. Tinstman


                                                 /s/ John H. Chapman, Jr.
                                        ---------------------------------------
                                        John H. Chapman, Jr., Trustee

STATE OF IOWA                  )
                               ) SS.
COUNTY OF LINN                 )

                                 ACKNOWLEDGMENT

         I, Judy K. Neve, a notary public, do hereby certify that on the 18th day of December, 1972, John F. Hodson, Dale C. Tinstman, and John H. Chapman, Jr. personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing First Amendment to Second Amended and Restated Declaration of Trust as their free and voluntary act for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                      /s/ Judy K. Neve
                                             ----------------------------------
                                             Judy K. Neve, Notary Public

                               SECOND AMENDMENT TO
                SECOND AMENDED AND RESTATED DECLARATION OF TRUST

         This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED DECLARATION OF TRUST is made as of the 3rd day of March, 1975, by Norman G. Lipsky, John H. Chapman, Jr. and James A. Davidson, being a majority of the Trustees of USP Real Estate Investment Trust.

                               W I T N E S S E T H

         WHEREAS, the Second Amended and Restated Declaration of Trust was executed by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr. on October 5, 1972 and amended by a First Amendment to the Second Amended and Restated Declaration of Trust by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr. on December 18, 1972, pursuant to shareholder approval;

         WHEREAS, Article VIII of the Second Amended and Restated Declaration of Trust provides that an amendment to the Declaration of Trust may be made by the Trustees with the approval of the owners of two-thirds of all the shares outstanding;

         WHEREAS, the Trustees have secured the required approval to amend the First Amendment to the Second Amended and Restated Declaration of Trust in the manner provided herein:

         NOW THEREFORE, the Trustees do hereby amend the First Amendment to the Second Amended and Restated Declaration of Trust as follows:

         Section 5.2 of the First Amendment to the Second Amended and Restated Declaration of Trust is hereby amended, in part, to provide as follows:

                  Section 5.2 LIMITATION ON OPERATING EXPENSES.

                  (a) 1-1/2% of the average net assets of the Trust, net assets being defined as total invested assets at cost less depreciation, or in the judgment of the Trustees, fair market value of the net assets of the Trust, whichever is less, calculated at least quarterly on a basis consistently applied, or

         IN WITNESS WHEREOF, the Trustees have cause this Second Amendment to the Second Amended and Restated Declaration of Trust to be executed and acknowledged all on the day and year first above written.

                                          USP REAL ESTATE INVESTMENT TRUST


                                                 /s/ Norman G. Lipsky
                                          -------------------------------------
                                          Norman G. Lipsky, Trustee

                                                 /s/ John J. Chapman
                                          -------------------------------------
                                          John J. Chapman, Trustee


                                                 /s/ James A. Davidson
                                          -------------------------------------
                                          James A. Davidson, Trustee


STATE OF IOWA            )
                         ) SS.
COUNTY OF LINN           )

                                 ACKNOWLEDGMENT

         I, Judy K. Nave, a Notary Public, do hereby certify that on the 3rd day of March, 1975, Norman G. Lipsky, John H. Chapman, Jr., and James A. Davidson personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing Second Amendment to Second Amended and Restated Declaration of Trust as their free and voluntary act for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                     /s/ Judy K. Nave
                                                ------------------------------
                                                     Notary Public

                               THIRD AMENDMENT TO
                SECOND AMENDED AND RESTATED DECLARATION OF TRUST


         This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED DECLARATION OF TRUST is made as of the 23rd day of April, 1984, by Edwin L. Ingraham, Robert E. Johnson, Norman G. Lipsky, Maurice T. Breen, Robert O. Daniel and James M. Davidson, being a majority of the Trustees of USP Real Estate Investment Trust.

                               W I T N E S S E T H

         WHEREAS, the Seconded Amended and Restated Declaration of Trust was executed by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr., on October 5, 1972, amended by a First Amendment to the Second Amended and Restated Declaration of Trust by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr., on December 18, 1972, pursuant to shareholder approval; and amended by a Second Amendment to the Second Amended and Restated Declaration of Trust by Norman G. Lipsky, John H. Chapman, Jr., and James M. Davidson on March 3, 1975, pursuant to shareholder approval; and

         WHEREAS, Article VIII of the Second amended and Restated Declaration of Trust provides that an amendment to the Declaration of Trust may be made by the Trustees with the approval of the owners of two-thirds of all the shares outstanding;

         WHEREAS, the Trustees have secured the required approval to further amend the Second Amended and Restated Declaration of Trust in the manner provided herein;

         NOW, THEREFORE, the Trustees does hereby amend the first sentence of
Section 4.1 of the Second Amended and Restated Declaration of Trust to read as follows:

         "The Board of Trustees shall consist of no less than three (3) nor more than ten (10) Trustees, as may from time to time be established in the By-Laws."

         The rest of said Section 4.1 and the Second Amended and Restated Declaration of Trust as amended by the First and Second Amendments shall remain the same.

         IN WITNESS WHEREOF, the Trustees have caused this Third Amendment to the Second Amended and Restated Declaration of Trust to be executed and acknowledged all on the day and year first above written.

                                      USP REAL ESTATE INVESTMENT TRUST


                                               /s/ Edwin L. Ingraham
                                      -----------------------------------
                                      Edwin L. Ingraham, Trustee

                                               /s/ Robert E. Johnson
                                      -----------------------------------
                                      Robert E. Johnson, Trustee


                                               /s/ Norman G. Lipsky
                                      -----------------------------------
                                      Norman G. Lipsky, Trustee


                                               /s/ Maurice T. Breen
                                      -----------------------------------
                                      Maurice T. Breen, Trustee


                                               /s/ Robert O. Daniel
                                      -----------------------------------
                                      Robert O. Daniel, Trustee


                                               /s/ James M. Davidson
                                      -----------------------------------
                                      James M. Davison, Trustee


STATE OF IOWA            )
                         ) SS.
COUNTY OF LINN           )

                                 ACKNOWLEDGMENT

         I, Carolyn K. Fisher, a Notary Public, do hereby certify that on the 23rd day of April, 1984, Edwin L. Ingraham, Robert E. Johnson, Norman G. Lipsky, Maurice T. Breen, Robert O. Daniel and James M. Davison personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing Third Amendment of Second Amended and Restated Declaration of Trust as their free and voluntary act for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                               /s/ Carolyn K. Fisher
                                      ------------------------------------------
                                      Notary Public in and for the State of Iowa

                               FOURTH AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST


         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED DECLARATION OF TRUST is made as of the 22nd day of April, 1986, by James M. Davidson, J. Thomas Hoegen, Edwin L. Ingraham, Robert E. Johnson, Samuel L. Kaplan and Darrell M. R. Schumacher, being all the Trustees of USP Real Estate Investment Trust.

                               W I T N E S S E T H

         WHEREAS, the Second Amended and Restated Declaration of Trust was executed by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr., on October 5, 1972, amended by a First Amendment to the Second Amended and Restated Declaration of Trust by John F. Hodson, Dale C. Tinstman and John H. Chapman, Jr., on December 18, 1972, pursuant to shareholder approval; and amended by a Second Amendment to the Second Amended and Restated Declaration of Trust by Norman G. Lipsky, John H. Chapman Jr., and James M. Davidson on March 3, 1975, pursuant to shareholder approval; and amended by a Third Amendment to the Second Amended and Restated Declaration of Trust by James M. Davidson, J. Thomas Hoegen, Edwin L. Ingraham, Robert E. Johnson, Samuel L. Kaplan and Darrell M. R. Schumacher on April 23, 1984, pursuant to shareholder approval, and

         WHEREAS, Article VIII of the Second Amended and Restated Declaration of Trust provides that an amendment to the Declaration of Trust may be made by the Trustees with the approval of the owners of two-thirds of all the shares outstanding;

         WHEREAS, the Trustees have secured the required approval to further amend the Second Amended and Restated Declaration of Trust in the manner provided herein;

         NOW THEREFORE, the Trustees do hereby amend paragraph (c) of Section
6.3 of the Second Amended and Restated Declaration of Trust to read as follows:

         "Investing in any indebtedness secured by a deed of trust or a mortgage which is other than a first encumbrance or wraparound type instrument, unless such indebtedness is adequately secured on the basis of the equity of the borrower in the property underlying such investment, as determined by appraisal or other satisfactory method, and the ability of the borrower to repay the debt; provided, however, in no event shall the Trust invest in junior debt (except for wraparound type debt) which is subordinate to the lien of other indebtedness where (1) the amount of such junior debt, together with all other debt secured by the property, exceeds a 90% of the value of such property and (2) the amount of all investments in junior debt exceeds 25% of the Trust's total invested assets."

         The rest of said Section 6.3 and the Second Amended and Restated Declaration of Trust as amended by the First, Second and Third Amendments shall remain the same.

         IN WITNESS WHEREOF, the Trustees have caused this Fourth Amendment to the Second Amended and Restated Declaration of Trust to be executed and acknowledged all on the day and year first above written.

                                            USP REAL ESTATE INVESTMENT TRUST


                                                  /s/ James M. Davidson
                                            -----------------------------------
                                            JAMES M. DAVIDSON, TRUSTEE



                                                 /s/ J. Thomas Hoegen
                                            -----------------------------------
                                            J. THOMAS HOEGEN, TRUSTEE



                                                   /s/ Edwin L. Ingraham
                                            -----------------------------------
                                            EDWIN L. INGRAHAM, TRUSTEE



                                                 /s/ Robert E. Johnson
                                            -----------------------------------
                                            ROBERT E. JOHNSON, TRUSTEE



                                                  /s/ Samuel L. Kaplan
                                            -----------------------------------
                                            SAMUEL L. KAPLAN, TRUSTEE



                                                  /s/ Darrell M. R. Schumacher
                                            ------------------------------------
                                            DARRELL M. R. SCHUMACHER, TRUSTEE

STATE OF IOWA    )
                 )ss.
COUNTY OF LINN   )

         I, Susan J. Dotson, Notary Public, do certify that on the 22nd day of April, 1986, James M. Davidson, J. Thomas Hoegen, Edwin L. Ingraham, Robert E. Johnson, Samuel L. Kaplan and Darrell M. R. Schumacher personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing Fourth Amendment of Second Amended and Restated Declaration of Trust as their free and voluntary act for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


                                        /s/ Susan J. Dotson
                                     -------------------------------------------
                                     Susan J. Dotson
                                     Notary Public in and for the State of Iowa